FOR IMMEDIATE RELEASE

Contact:
Michael DeVeau
Chief Investor Relations & Communications Officer
212.708.7164
Michael.DeVeau@iff.com

IFF Reports Third Quarter 2022 Results

NEW YORK - November 7, 2022 - IFF (NYSE: IFF) reported financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Loss Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$3.1 B	$(2.0) B	$(8.60)	$612 M	20.0%	$1.36

First Nine Months 2022 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Loss Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$9.6 B	$(1.6) B	$(7.22)	$2.0 B	21.0%	$4.59

Impairment of Goodwill
The Company has determined that for the third quarter of 2022 the carrying value of the Health & Biosciences reporting unit exceeded its fair value and recorded a goodwill impairment charge of $2.25 billion in the Consolidated Statements of (Loss) Income and Comprehensive Loss for the three and nine months ended September 30, 2022. The primary drivers of the goodwill impairment are related to on-going increases in interest rates and lower business projections due to adverse macroeconomic impacts on volume, continued cost inflation, and unfavorable foreign exchange rate fluctuations.

Management Commentary
“We delivered solid results in the third quarter in the context of a challenging operating environment," said IFF CEO Frank Clyburn. “Through the ongoing efforts of our teams around the world, we successfully implemented pricing actions and generated strong productivity that drove our top and bottom-line performance. On a year-to-date basis, we are executing on our pricing, productivity and divestiture objectives, which has led to strong sales momentum, steady advancements in profitability and an overall improvement in our leverage profile. As we begin working through the fourth quarter, we are proceeding cautiously as market conditions have become more challenging. In this context, we are keenly focused on the items under our control, including advancing our innovation efforts to support our customers and driving greater cost efficiencies, to ensure we deliver on our commitments and maximize value for our shareholders.”

1 Schedules at the end of this release contain reconciliations of reported GAAP to Non-GAAP metrics. See Use of Non-GAAP Financial Measures for explanations of our Non-GAAP metrics.

Third Quarter 2022 Consolidated Financial Results
•Reported net sales for the third quarter were $3.06 billion, flat versus the prior-year period. On a comparable basis2, currency neutral sales increased 10% versus the prior-year period, led by double-digit growth in Nourish and Pharma Solutions.
•Loss before taxes on a reported basis for the third quarter was $(2.04) billion. Adjusted operating EBITDA for the third quarter was $612 million. On a comparable basis2, currency neutral adjusted operating EBITDA grew 3% versus the prior-year period, as strong pricing actions and productivity gains more than offset lower volumes.
•Reported earnings per share (EPS) for the third quarter was $(8.60). Adjusted EPS excluding amortization was $1.36 per diluted share.
•Cash flows from operations at the end of the third quarter was $189 million, and free cash flow defined as cash flows from operations less capital expenditures totaled $(155) million, as higher inventory value as a result of inflationary pressures more than offset strong improvements in accounts payable. Net debt to credit adjusted EBITDA at the end of the third quarter improved to 3.9x versus 4.4x in the second quarter of 2022.

Third Quarter 2022 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)	Adjusted (Non-GAAP)	Comparable Currency Neutral (Non-GAAP)[2]	Comparable Currency Neutral Adjusted (Non-GAAP)[2]
	Sales	Operating EBITDA	Sales	Operating EBITDA
Nourish	2%	(12)%	10%	(4)%
Health & Biosciences	(17)%	(9)%	3%	(1)%
Scent	2%	(8)%	9%	3%
Pharma Solutions	22%	73%	28%	76%

Nourish Segment
•On a reported basis, third quarter sales were $1.70 billion. On a comparable basis2 , currency neutral sales grew 10% led by double-digit growth in Food Designs and Ingredients.
•Nourish adjusted operating EBITDA was $287 million and adjusted operating EBITDA margin was 16.9% in the third quarter. On a comparable basis2, currency neutral adjusted operating EBITDA declined 4% as strong price increases and productivity gains were offset by lower volumes.

Health & Biosciences Segment
•On a reported basis, third quarter sales were $512 million. On a comparable basis2 , currency neutral sales increased 3% with growth in Cultures & Food Enzymes, Health, Home & Personal Care and Animal Nutrition.
•Health & Biosciences adjusted operating EBITDA was $137 million and adjusted operating EBITDA margin was 26.8% in the third quarter. On a comparable basis2, currency neutral adjusted operating EBITDA declined 1% as price increases and productivity gains were principally offset by lower volumes.

Scent Segment
•On a reported basis, third quarter sales were $591 million. On a comparable basis2, currency neutral sales increased 9% with mid-teen growth in Fine Fragrance and Fragrance Ingredients and a high single-digit increase in Consumer Fragrance.
•Scent adjusted operating EBITDA was $119 million and adjusted operating EBITDA margin was 20.1% in the third quarter. On a comparable basis2, currency neutral adjusted operating EBITDA grew 3% led by volume growth, price increases and productivity gains.

Pharma Solutions Segment
•On a reported basis, third quarter sales were $257 million. On a comparable basis2, currency neutral sales increased 28% with strong double-digit growth in Pharma and Industrial.
•Pharma Solutions adjusted operating EBITDA was $69 million and adjusted operating EBITDA margin was 26.8% in the third quarter. On a comparable basis2, currency neutral
2 Comparable results for the third quarter exclude the impact of divestitures in the prior and current year periods and acquisitions in the current year period.

adjusted operating EBITDA grew 76% led by volume growth, price increases and productivity gains.

Financial Guidance
The Company expects full year 2022 sales to be approximately $12.4 billion to $12.5 billion (versus $12.6 billion to $13.0 billion previously), with an expected full year 2022 adjusted operating EBITDA to be in line and at the low-end of the Company's previous $2.5 billion to $2.6 billion range. The change in sales guidance is principally due to an unfavorable impact from foreign exchange and a more challenging operating environment.

The Company expects to deliver comparable currency neutral sales growth of 9% to 10% (versus 9% to 12% previously) for the full year 2022, with comparable currency neutral adjusted operating EBITDA growth to be in line and at the low-end of the Company's previous 4% to 8% range.
Based on current market foreign exchange rates, the Company expects that foreign exchange will negatively impact sales growth in 2022 by approximately 5 percentage points and adjusted operating EBITDA growth by approximately 6 percentage points.

Audio Webcast
A live webcast to discuss the Company’s third quarter 2022 financial results will be held on November 8, 2022, at 9:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company's IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

Statements in this press release, which are not historical facts or information, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current assumptions, estimates and expectations including those concerning the impacts of COVID-19 and our plans to respond to its implications; the expected impact of global supply chain challenges; expectations regarding sales and profit for the fiscal year 2022, including the impact of foreign exchange, pricing actions, raw materials, energy and sourcing, logistics and manufacturing costs; expectations of the impact of inflationary pressures and the pricing actions to offset exposure to such impacts; the impact of high input costs, including commodities, raw materials, transportation and energy; our ability to drive cost discipline measures and the ability to recover margin to pre-inflation levels; the divestiture of our Microbial Control business and the progress of our portfolio optimization strategy, through non-core business divestitures and acquisitions, such as the Health Wright acquisition; our combination with N&B, including the expected benefits and synergies of the N&B Transaction and future opportunities for the combined company, the success of our integration efforts and ability to deliver on our synergy commitments as well as future opportunities for the combined company; the impact of global economic uncertainty on demand for consumer products; the growth potential of the markets in which we operate, including the emerging markets, expected capital expenditures in 2022, the expected costs and benefits of our ongoing optimization of our manufacturing operations, including the expected number of closings, expected cash flow and availability of capital resources to fund our operations and meet our debt service requirements; our ability to innovate and execute on specific consumer trends and demands; our ability enhance our innovation efforts and drive cost efficiencies; our ability to continue to generate value for, and return cash to, our shareholders.
These forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “intend”, “outlook”, “may”, “estimate”, “should”, “predict” and similar terms or variations thereof. Such forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve significant risks, uncertainties and other factors, including assumptions and projections, for all forward periods. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements.

Such risks, uncertainties and other factors include, among others, the following: (1) inflationary trends in the price of our input costs, such as raw materials, transportation and energy; (2) supply chain disruptions, geopolitical developments, including the Russia-Ukraine conflict, or climate-change related events (including severe weather events) that may affect our suppliers or procurement of raw materials; (3) disruption in the development, manufacture, distribution or sale of our products from COVID-19 and other public health crises; (4) risks related to the integration of the N&B business, including whether we will realize the benefits anticipated from the merger in the expected time frame; (5) our ability to successfully establish and manage acquisitions, collaborations, joint ventures or partnerships, or the failure to close strategic transactions or divestments; (6) our ability to successfully market to our expanded and diverse customer base; (7) our substantial amount of indebtedness and its impact on our liquidity and ability to return capital to its shareholders; (8) our ability to effectively compete in our market and develop and introduce new products that meet customers’ needs; (9) our ability to retain key employees; (10) changes in demand from large multi-national customers due to increased competition and our ability to maintain “core list” status with customers; (11) our ability to successfully develop innovative and cost-effective products that allow customers to achieve their own profitability expectations; (12) disruption in the development, manufacture, distribution or sale of our products from natural disasters, public health crises, international conflicts, terrorist acts, labor strikes, political crisis, accidents and similar events; (13) the impact of a significant data breach or other disruption in our information technology systems, and our ability to comply with data protection laws in the U.S. and abroad; (14) volatility and increases in the price of raw materials, energy and transportation; (15) our ability to comply with, and the costs associated with compliance with, regulatory requirements and industry standards, including regarding product safety, quality, efficacy and environmental impact; (16) our ability to meet increasing customer, consumer, shareholder and regulatory focus on sustainability; (17) defect, quality issues (including product recalls), inadequate disclosure or misuse with respect to the products and capabilities; (18) our ability to react in a timely and cost-effective manner to changes in consumer preferences and demands, including increased awareness of health and wellness; (19) our ability to benefit from our investments and expansion in emerging markets; (20) the impact of currency fluctuations or devaluations in the principal foreign markets in which we operate; (21) economic, regulatory and political risks associated with our international operations; (22) the impact of global economic uncertainty on demand for consumer products; (23) our ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws; (24) our ability to successfully manage our working capital and inventory balances; (25) the impact of the failure to comply with U.S. or foreign anti-corruption and anti-bribery laws and regulations, including the U.S. Foreign Corrupt Practices Act; (26) any impairment on our tangible or intangible long lived assets, including goodwill associated with the N&B merger and the acquisition of Frutarom; (27) our ability to protect our intellectual property rights; (28) the impact of the outcome of legal claims, regulatory investigations and litigation; (29) changes in market conditions or governmental regulations relating to our pension and postretirement obligations; (30) the impact of changes in federal, state, local and international tax legislation or policies, including the Tax Cuts and Jobs Act, with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes; (31) the impact of the United Kingdom’s departure from the European Union; (32) the impact of the phase out of the London Interbank Offered Rate (LIBOR) on interest expense; and (33) risks associated with our CEO transition, including the impact of employee hiring and retention.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the Company (such as in our other filings with the SEC or in company press releases) for other factors that may cause actual results to differ materially from those projected by the Company. Please refer to Part I. Item 1A., Risk Factors, of the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2022 for additional information regarding factors that could affect our results of operations, financial condition and liquidity.

We intend our forward-looking statements to speak only as of the time of such statements and do not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this press release or included in our other periodic reports filed with the SEC could materially and adversely impact our operations and our future financial results. Any public statements or disclosures made by us following this press release that modify or impact any of the forward-looking statements contained in or accompanying this press release will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this press release.

Use of Non-GAAP Financial Measures

We provide in this press release non-GAAP financial measures, including: (i) comparable currency neutral sales; (ii) adjusted operating EBITDA and comparable currency neutral adjusted operating EBITDA; (iii) adjusted operating EBITDA margin; (iv) adjusted EPS ex amortization; (v) free cash flow; and (vi) net debt to credit adjusted EBITDA.

Our non-GAAP financial measures are defined below.

Currency Neutral metrics eliminate the effects that result from translating non-U.S. currencies to U.S. dollars. We calculate currency neutral numbers by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period. We use currency neutral results in our analysis of subsidiary or segment performance. We also use currency neutral numbers when analyzing our performance against our competitors.

Adjusted operating EBITDA and adjusted operating EBITDA margin exclude depreciation and amortization expense, interest expense, other income, net, restructuring and other charges and certain non-recurring items such as acquisition related costs, gains on sale of assets, impairment of goodwill, impairment of long-lived assets, shareholder activism related costs, business divestiture costs, employee separation costs, Global Shared Services implementation costs, Frutarom acquisition related costs, N&B inventory step-up costs, N&B transaction related costs and integration related costs.

Adjusted EPS ex Amortization excludes the impact of non-operational items including, acquisition related costs, restructuring and other charges, gains on sale of assets, impairment of goodwill, impairment of long-lived assets, shareholder activism related costs, business divestiture costs, gains on business disposal, employee separation costs, Global Shared Services implementation costs, pension income adjustment, Frutarom acquisition related costs, N&B inventory step-up costs, N&B transaction related costs, integration related costs, redemption value adjustment to EPS and non-cash items including the amortization of acquisition related intangible assets.

Free Cash Flow is operating cash flow (i.e. cash flow from operations) less capital expenditures.

Net debt to credit adjusted EBITDA is the leverage ratio used in our credit agreements and defined as net debt (which is debt for borrowed money less cash and cash equivalents) divided by the trailing 12-month credit adjusted EBITDA. Credit adjusted EBITDA is defined as income (loss) before income taxes, depreciation and amortization expense, interest expense, specified items and non-cash items.

Comparable results for the third quarter excludes the impact of divestitures in the prior year period and acquisitions in the current year period.

These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

The Company cannot reconcile its expected Adjusted Operating EBITDA under "Financial Guidance" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to gains (losses) on sale of assets, shareholder activism related costs, business divestiture costs, employee separation costs, N&B inventory step-up costs, N&B transaction related costs, integration related costs and the impact of the merger with N&B.

Welcome to IFF
At IFF (NYSE: IFF), an industry leader in food, beverage, scent, health and biosciences, science and creativity meet to create essential solutions for a better world – from global icons to unexpected innovations and experiences. With the beauty of art and the precision of science, we are an international collective of thinkers who partners with customers to bring scents, tastes, experiences, ingredients and solutions for products the world craves. Together, we will do more good for people and planet. Learn more at iff.com, Twitter, Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc.
Consolidated Statements of (Loss) Income
(Amounts in millions except per share data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Net sales	$3,063	$3,071	—%	$9,596	$8,625	11%
Cost of goods sold	2,062	1,981	4%	6,314	5,871	8%
Gross profit	1,001	1,090	(8)%	3,282	2,754	19%
Research and development expenses	145	156	(7)%	460	463	(1)%
Selling and administrative expenses	413	436	(5)%	1,328	1,299	2%
Amortization of acquisition-related intangibles	182	195	(7)%	552	547	1%
Impairment of goodwill	2,250	—	NMF	2,250	—	NMF
Impairment of long-lived assets	—	—	NMF	120	—	NMF
Restructuring and other charges	(4)	6	(167)%	5	34	(85)%
Gains on sales of fixed assets	—	(1)	(100)%	(2)	(1)	100%
Operating (loss) profit	(1,985)	298	NMF	(1,431)	412	NMF
Interest expense	83	74	12%	232	216	7%
Other income, net	(33)	(26)	27%	(43)	(44)	(2)%
(Loss) Income before taxes	(2,035)	250	NMF	(1,620)	240	NMF
Provision for income taxes	160	53	202%	220	53	NMF
Net (loss) income	(2,195)	197	NMF	(1,840)	187	NMF
Net income attributable to noncontrolling interests	2	3	(33)%	6	7	(14)%
Net (loss) income attributable to IFF shareholders	$(2,197)	$194	NMF	$(1,846)	$180	NMF

Net (loss) income per share - basic (1)	$(8.60)	$0.76		$(7.22)	$0.75
Net (loss) income per share - diluted (1)	$(8.60)	$0.76		$(7.22)	$0.75

Average number of shares outstanding - basic	255	254		255	239
Average number of shares outstanding - diluted	255	255		255	239

(1)    For 2022 and 2021, net (loss) income per share reflects adjustments related to the redemption value of certain redeemable noncontrolling interests.
NMF Not meaningful

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheets
(Amounts in millions)
(Unaudited)

	September 30,	December 31,
	2022	2021
Cash, cash equivalents, and restricted cash	$548	$715
Receivables, net	2,031	1,906
Inventories	3,122	2,516
Other current assets	793	1,850
Total current assets	6,494	6,987

Property, plant and equipment, net	4,055	4,368
Goodwill and other intangibles, net	22,691	26,920
Other assets	1,297	1,383
Total assets	$34,537	$39,658

Short-term borrowings	$512	$632
Other current liabilities	3,114	3,001
Total current liabilities	3,626	3,633

Long-term debt	10,260	10,768
Non-current liabilities	3,662	4,035

Redeemable noncontrolling interests	68	105

Shareholders' equity	16,921	21,117
Total liabilities and shareholders' equity	$34,537	$39,658

International Flavors & Fragrances Inc.
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(1,840)	$187
Adjustments to reconcile to net cash provided by operating activities
Depreciation and amortization	897	861
Deferred income taxes	(222)	(148)
Gains on sales of fixed assets	(2)	(1)
Gain on business divestiture	(14)	—
Stock-based compensation	37	44
Pension contributions	(25)	(21)
Amortization of inventory step-up	—	363
Impairment of goodwill	2,250	—
Impairment of long-lived assets	120	—
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(309)	(214)
Inventories	(808)	(230)
Accounts payable	111	256
Accruals for incentive compensation	(56)	43
Other current payables and accrued expenses	202	99
Other assets/liabilities, net	(152)	(113)
Net cash provided by operating activities	189	1,126
Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	(110)	—
Additions to property, plant and equipment	(344)	(242)
Additions to intangible assets	(2)	(4)
Proceeds from disposal of assets	1	13
Cash provided by the Merger with N&B	11	193
Proceeds from unwinding of derivative instruments	173	—
Net proceeds received from business divestiture	1,158	115
Net cash provided by investing activities	887	75
Cash flows from financing activities:
Cash dividends paid to shareholders	(604)	(466)
Increase (decrease) in revolving credit facility and short-term borrowings	2	(105)
Proceeds from issuance of commercial paper (maturities after three months)	160	—
Repayments of commercial paper (maturities after three months)	(235)	—
Net (repayments) borrowings of commercial paper (maturities less than three months)	(52)	200
Repayments of long-term debt	(300)	(628)
Contingent consideration paid	—	(14)
Purchases of redeemable noncontrolling interest	(39)	—
Purchases of noncontrolling interest	(6)	—
Proceeds from issuance of long-term debt	—	3
Proceeds from issuance of stock in connection with stock options	7	8
Employee withholding taxes paid	(20)	(20)
Net cash used in financing activities	(1,087)	(1,022)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(150)	(44)
Net change in cash, cash equivalents and restricted cash	(161)	135
Cash, cash equivalents and restricted cash at beginning of year	716	660
Cash, cash equivalents and restricted cash at end of period	$555	$795
The following table reconciles cash, cash equivalents and restricted cash between the Company's statement of cash flows for the periods ended September 30, 2022 and September 30, 2021 to the amounts reported on the Company's balance sheet:

AMOUNTS IN MILLIONS	September 30, 2022	December 31, 2021	September 30, 2021	December 31, 2020
Current assets
Cash and cash equivalents	$538	$711	$672	$650
Restricted cash	10	4	122	7
Noncurrent assets
Restricted cash included in Other assets	7	1	1	3
Cash, cash equivalents and restricted cash	$555	$716	$795	$660

International Flavors & Fragrances Inc.
Reportable Segment Performance
(Amounts in millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Sales
Nourish	$1,703	$1,662	$5,252	$4,638
Health & Biosciences	512	618	1,838	1,683
Scent	591	580	1,756	1,699
Pharma Solutions	257	211	750	605
Consolidated	$3,063	$3,071	$9,596	$8,625
Segment Adjusted Operating EBITDA
Nourish	$287	$327	$981	$921
Health & Biosciences	137	151	513	469
Scent	119	130	328	375
Pharma Solutions	69	40	192	131
Total	612	648	2,014	1,896
Depreciation & Amortization	(293)	(297)	(897)	(861)
Interest Expense	(83)	(74)	(232)	(216)
Other Income, net	33	26	43	44
Acquisition Related Costs	(1)	—	(2)	—
Restructuring and Other Charges	4	(6)	(5)	(34)
Gains on sales of fixed assets	—	1	2	1
Impairment of Goodwill	(2,250)	—	(2,250)	—
Impairment of Long-Lived Assets	—	—	(120)	—
Shareholder Activism Related Costs	—	—	(3)	(7)
Business Divestiture Costs	(31)	(16)	(91)	(21)
Employee Separation Costs	—	(22)	(4)	(28)
Global Shared Services Implementation Costs	(1)	—	(1)	—
Frutarom Acquisition Related Costs	—	—	(1)	—
N&B Inventory Step-Up Costs	—	14	—	(363)
N&B Transaction Related Costs	—	—	—	(91)
Integration Related Costs	(25)	(24)	(73)	(80)
(Loss) Income Before Taxes	$(2,035)	$250	$(1,620)	$240
Segment Adjusted Operating EBITDA Margin
Nourish	16.9%	19.7%	18.7%	19.9%
Health & Biosciences	26.8%	24.4%	27.9%	27.9%
Scent	20.1%	22.4%	18.7%	22.1%
Pharma Solutions	26.8%	19.0%	25.6%	21.7%
Consolidated	20.0%	21.1%	21.0%	22.0%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Third Quarter
(DOLLARS IN MILLIONS)	2022	2021
Reported (GAAP)	$1,001	$1,090
Employee Separation Costs (d)	—	1
N&B Inventory Step-Up Costs	—	(14)
Integration Related Costs (g)	—	3
Adjusted (Non-GAAP)	$1,001	$1,080

Reconciliation of Selling and Administrative Expenses
	Third Quarter
(DOLLARS IN MILLIONS)	2022	2021
Reported (GAAP)	$413	$436
Acquisition Related Costs (a)	(1)	—
Business Divestiture Costs (c)	(31)	(16)
Employee Separation Costs (d)	—	(20)
Global Shared Services Implementation Costs (e)	(1)	—
Integration Related Costs (g)	(25)	(21)
Adjusted (Non-GAAP)	$355	$379

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net (Loss) Income and EPS
	Third Quarter
	2022				2021
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	(Loss) Income before taxes	Provision for income taxes (i)	Net (Loss) Income Attributable to IFF (j)	Diluted EPS (k)	Income before taxes	Provision for income taxes (i)	Net Income Attributable to IFF (j)	Diluted EPS (k)
Reported (GAAP)	$(2,035)	$160	$(2,197)	$(8.60)	$250	$53	$194	$0.76
Acquisition Related Costs (a)	1	1	—	—	—	—	—	—
Restructuring and Other Charges	(4)	(1)	(3)	(0.01)	6	1	5	0.02
Gains on Sale of Assets	—	—	—	—	(1)	—	(1)	—
Impairment of Goodwill (b)	2,250	—	2,250	8.81	—	—	—	—
Business Divestiture Costs (c)	31	(12)	43	0.16	16	4	12	0.05
Gains on Business Disposal	(14)	(110)	96	0.38	—	—	—	—
Employee Separation Costs (d)	—	—	—	—	22	1	21	0.08
Global Shared Services Implementation Costs (e)	1	—	1	—	—	—	—	—
Pension Income Adjustment (f)	—	—	—	—	(17)	(4)	(13)	(0.05)
N&B Inventory Step-Up Costs	—	—	—	—	(14)	(3)	(11)	(0.04)
Integration Related Costs (g)	25	6	19	0.07	24	5	19	0.07
Redemption value adjustment to EPS (h)	—	—	—	(0.01)	—	—	—	—
Adjusted (Non-GAAP)	$255	$44	$209	$0.82	$286	$57	$226	$0.88

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Third Quarter
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2022	2021
Numerator
Adjusted (Non-GAAP) Net Income	$209	$226
Amortization of Acquisition related Intangible Assets	182	195
Tax impact on Amortization of Acquisition related Intangible Assets (i)	44	44
Amortization of Acquisition related Intangible Assets, net of tax (l)	138	151
Adjusted (Non-GAAP) Net Income ex. Amortization	$347	$377

Denominator
Weighted average shares assuming dilution (diluted)	255	255
Adjusted (Non-GAAP) EPS ex. Amortization	$1.36	$1.47

(a)	Represents costs related to the acquisition of Health Wright Products, primarily consulting and legal fees.
(b)	Represents costs related to the impairment of goodwill in the Health & Biosciences reporting unit.
(c)	Represents costs related to the Company's planned sales of businesses, primarily legal and professional fees.
(d)	Represents costs related to severance, including accelerated stock compensation expense, for certain employees and executives who have been separated or will separate from the Company.
(e)	Represents costs related to the Company's efforts of restructuring the Global Shared Services Centers, primarily consulting fees.
(f)	Represents catch-up of net pension income from prior periods that had been excluded from their respective periods.
(g)	Represents costs related to integration activities since 2018, primarily for Frutarom and N&B. For 2022, represents costs primarily related to external consulting fees and internal integration costs, including salaries of individuals who are fully dedicated to integration efforts. For 2021, represents costs primarily related to performance stock awards and consulting fees for advisory services.
(h)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable noncontrolling interests over their existing carrying value.
(i)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(j)	For 2022, net loss is increased by income attributable to noncontrolling interest of $2 million. For 2021, net income is reduced by income attributable to noncontrolling interest of $3 million.
(k)	The sum of these items does not foot due to rounding.
(l)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Third Quarter Year-to-Date
(DOLLARS IN MILLIONS)	2022	2021
Reported (GAAP)	$3,282	$2,754
Employee Separation Costs (f)	—	1
N&B Inventory Step-Up Costs	—	363
Integration Related Costs (k)	2	3
Adjusted (Non-GAAP)	$3,284	$3,121

Reconciliation of Selling and Administrative Expenses
	Third Quarter Year-to-Date
(DOLLARS IN MILLIONS)	2022	2021
Reported (GAAP)	$1,328	$1,299
Acquisition Related Costs (a)	(2)	—
Restructuring and Other Charges	—	(1)
Shareholder Activism Related Costs (d)	(3)	(7)
Business Divestiture Costs (e)	(91)	(21)
Employee Separation Costs (f)	(4)	(26)
Global Shared Services Implementation Costs (g)	(1)	—
Frutarom Acquisition Related Costs (i)	(1)	—
N&B Transaction Related Costs (j)	—	(91)
Integration Related Costs (k)	(71)	(76)
Adjusted (Non-GAAP)	$1,155	$1,077

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net (Loss) Income and EPS
	Third Quarter Year-to-Date
	2022				2021
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	(Loss) Income before taxes	Provision for income taxes (m)	Net (Loss) Income Attributable to IFF (n)	Diluted EPS (o)	Income before taxes	Provision for income taxes (m)	Net Income Attributable to IFF (n)	Diluted EPS (o)
Reported (GAAP)	$(1,620)	$220	$(1,846)	$(7.22)	$240	$53	$180	$0.75
Acquisition Related Costs (a)	2	1	1	—	—	—	—	—
Restructuring and Other Charges	5	1	4	0.02	34	7	27	0.11
Gains on Sale of Assets	(2)	(1)	(1)	(0.01)	(1)	—	(1)	—
Impairment of Goodwill (b)	2,250	—	2,250	8.81	—	—	—	—
Impairment of Long-Lived Assets (c)	120	24	96	0.38	—	—	—	—
Shareholder Activism Related Costs (d)	3	1	2	0.01	7	2	5	0.02
Business Divestiture Costs (e)	91	3	88	0.34	21	5	16	0.07
Gains on Business Disposal	(14)	(110)	96	0.38	—	—	—	—
Employee Separation Costs (f)	4	1	3	0.01	28	2	26	0.11
Global Shared Services Implementation Costs (g)	1	—	1	—	—	—	—	—
Pension Income Adjustment (h)	—	—	—	—	(17)	(4)	(13)	(0.05)
Frutarom Acquisition Related Costs (i)	1	—	1	—	—	—	—	—
N&B Inventory Step-Up Costs	—	—	—	—	363	79	284	1.19
N&B Transaction Related Costs (j)	—	—	—	—	91	19	72	0.30
Integration Related Costs (k)	73	18	55	0.21	80	18	62	0.26
Redemption value adjustment to EPS (l)	—	—	—	(0.01)	—	—	—	0.01
Adjusted (Non-GAAP)	$914	$158	$750	$2.94	$846	$181	$658	$2.75

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Third Quarter Year-to-Date
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2022	2021
Numerator
Adjusted (Non-GAAP) Net Income	$750	$658
Amortization of Acquisition related Intangible Assets	552	547
Tax impact on Amortization of Acquisition related Intangible Assets (m)	130	113
Amortization of Acquisition related Intangible Assets, net of tax (p)	422	434
Adjusted (Non-GAAP) Net Income ex. Amortization	$1,172	$1,092

Denominator
Weighted average shares assuming dilution (diluted)	255	239
Adjusted (Non-GAAP) EPS ex. Amortization	$4.59	$4.56

(a)	Represents costs related to the acquisition of Health Wright Products, primarily consulting and legal fees.
(b)	Represents costs related to the impairment of goodwill in the Health & Biosciences reporting unit.
(c)	Represents costs related to the impairment of intangible and fixed assets of an asset group that operates primarily in Russia.
(d)	Represents shareholder activist related costs, primarily professional fees.
(e)	Represents costs related to the Company's planned sales of businesses, primarily legal and professional fees.
(f)	Represents costs related to severance, including accelerated stock compensation expense, for certain employees and executives who have been separated or will separate from the Company.
(g)	Represents costs related to the Company's efforts of restructuring the Global Shared Services Centers, primarily consulting fees.
(h)	Represents catch-up of net pension income from prior periods that had been excluded from their respective periods.
(i)	Represents transaction-related costs and expenses related to the acquisition of Frutarom.
(j)	Represents transaction costs and expenses related to the transaction with N&B, primarily legal and professional fees.
(k)	Represents costs related to integration activities since 2018, primarily for Frutarom and N&B. For 2022, represents costs primarily related to external consulting fees and internal integration costs, including salaries of individuals who are fully dedicated to integration efforts. For 2021, represents costs primarily related to performance stock awards and consulting fees for advisory services.
(l)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable noncontrolling interests over their existing carrying value.
(m)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(n)	For 2022, net loss is increased by income attributable to noncontrolling interest of $6 million. For 2021, net income is reduced by income attributable to noncontrolling interest of $7 million.
(o)	The sum of these items does not foot due to rounding.
(p)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
Debt Covenants
(Amounts in millions)
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Credit Adjusted EBITDA to Net Loss
(DOLLARS IN MILLIONS)	Twelve Months Ended September 30, 2022
Net loss	$(1,756)
Interest expense	305
Income taxes	242
Depreciation and amortization	1,192
Specified items(1)	2,613
Non-cash items(2)	18
Credit Adjusted EBITDA	$2,614
 _______________________
(1)Specified items for the 12 months ended September 30, 2022 of $2.613 billion consisted of acquisition related costs, restructuring and other charges, impairment of goodwill, impairment of long-lived assets, shareholder activism related costs, business divestiture costs, employee separation costs, Global Shared Services implementation costs, pension settlement, Frutarom acquisition related costs, N&B inventory step-up costs and integration related costs.
(2)Non-cash items represent all other adjustments to reconcile net (loss) income to net cash provided by operations as presented on the Statements of Cash Flows, including gains on disposal of assets, gains on business disposal and stock-based compensation.

Net Debt to Total Debt
(DOLLARS IN MILLIONS)	September 30, 2022
Total debt(1)	$10,812
Adjustments:
Cash and cash equivalents	538
Net debt	$10,274
 _______________________
(1)Total debt used for the calculation of net debt consists of short-term debt, long-term debt, short-term finance lease obligations and long-term finance lease obligations.

International Flavors & Fragrances Inc.
Comparable Reportable Segment Performance
(Amounts in millions)
(Unaudited)
The following information and schedule provides reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedule is not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Sales
Nourish(1)	$1,703	$1,645	$5,252	$4,832
Health & Biosciences(2)	495	510	1,795	1,764
Scent	591	580	1,756	1,699
Pharma Solutions	257	211	750	676
Consolidated	$3,046	$2,946	$9,553	$8,971
Segment Adjusted Operating EBITDA
Nourish(1)	$287	$325	$981	$950
Health & Biosciences(2)	139	149	513	520
Scent	119	130	328	375
Pharma Solutions	69	40	192	148
Total	614	644	2,014	1,993
Depreciation & Amortization	(293)	(297)	(897)	(861)
Interest Expense	(83)	(74)	(232)	(216)
Other Income, net	33	26	43	44
Acquisition Related Costs	(1)	—	(2)	—
Restructuring and Other Charges	4	(6)	(5)	(34)
Gains on sales of fixed assets	—	1	2	1
Impairment of Goodwill	(2,250)	—	(2,250)	—
Impairment of Long-Lived Assets	—	—	(120)	—
Shareholder Activism Related Costs	—	—	(3)	(7)
Business Divestiture Costs	(31)	(16)	(91)	(21)
Employee Separation Costs	—	(22)	(4)	(28)
Global Shared Services Implementation Costs	(1)	—	(1)	—
Frutarom Acquisition Related Costs	—	—	(1)	—
N&B Inventory Step-Up Costs	—	14	—	(363)
N&B Transaction Related Costs	—	—	—	(91)
Integration Related Costs	(25)	(24)	(73)	(80)
Impact of Business Divestitures(3)	—	4	—	10
Impact of Business Acquisitions(4)	(2)	—	—	—
Impact of Merger with N&B(5)	—	—	—	(107)
(Loss) Income Before Taxes	$(2,035)	$250	$(1,620)	$240
Segment Adjusted Operating EBITDA Margin
Nourish	16.9%	19.8%	18.7%	19.7%
Health & Biosciences	28.1%	29.2%	28.6%	29.5%
Scent	20.1%	22.4%	18.7%	22.1%
Pharma Solutions	26.8%	19.0%	25.6%	21.9%
Consolidated	20.2%	21.9%	21.1%	22.2%
______________________
(1)Nourish sales and segment adjusted operating EBITDA information for the three and nine months ended September 30, 2021 exclude the results of the Fruit Preparation business to present fully comparable scenarios of the Company due to divestiture of the business in the fourth quarter of 2021. As a result, there is no impact of the Fruit Preparation business for the 2022 period.
(2)Health & Biosciences sales and segment adjusted operating EBITDA information for the three and nine months ended September 30, 2022 exclude the results of Health Wright Products and for the three and nine months ended September 30, 2021 exclude the results of the Microbial Control business unit to present fully comparable scenarios of the Company as the acquisition of Health Wright Products was completed on April 1, 2022 and the divestiture of the Microbial Control business unit was completed on July 1, 2022. As a result, there was no impact from Health Wright Products and the Microbial Control business unit for the 2021 and 2022 periods, respectively.
(3)Information related to the amounts exclude the results of the Fruit Preparation business and Microbial Control business unit to present fully comparable scenarios of the Company due to divestiture of the businesses in the fourth quarter of 2021 and third quarter of 2022, respectively.
(4)Information related to the amounts exclude the results of Health Wright Products to present fully comparable scenarios of the Company as the acquisition of Health Wright Products was completed on April 1, 2022.
(5)Information related to the amounts included from merger with N&B was received directly from DuPont and management believes such information is reliable. DuPont has not provided the underlying adjustments for the amounts included, but based on management's review of financial statement and other scheduled information provided, we believe the amounts reflected are reasonable. For the nine months ended September 30, 2021, amounts include N&B results for January 2021 to reflect the same period N&B is included in IFF results in 2022.

The pro forma historical segment information has been presented for informational purposes only and is not necessarily indicative of what IFF's results of operations actually would have been, had the N&B transaction occurred on the date indicated below. In addition, the pro forma historical segment information does not purport to project the future operating results of the Company, shown below:

(DOLLARS IN MILLIONS)	January 2021
	Pro Forma Sales	Pro Forma Adjusted Operating EBITDA
Nourish	$247	$37
Health & Biosciences	189	53
Scent	—	—
Pharma Solutions	71	17

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Comparable Foreign Exchange Impact
(Unaudited)

Q3 Nourish	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Comparable	4%	(12)%	(2.9)%
Currency Impact	6%	8%	0.4%
% Change - Currency Neutral	10%	(4)%	(2.5)%

Q3 Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Comparable	(3)%	(7)%	(1.1)%
Currency Impact	6%	6%	0.0%
% Change - Currency Neutral	3%	(1)%	(1.1)%

Q3 Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Comparable	2%	(8)%	(2.3)%
Currency Impact	7%	11%	1.2%
% Change - Currency Neutral	9%	3%	(1.1)%

Q3 Pharma Solutions	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Comparable	22%	73%	7.9%
Currency Impact	6%	3%	(0.7)%
% Change - Currency Neutral	28%	76%	7.2%

Q3 Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Comparable	3%	(5)%	(1.7)%
Currency Impact	7%	8%	0.4%
% Change - Currency Neutral	10%	3%	(1.3)%

YTD Nourish	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Comparable	9%	3%	(1.0)%
Currency Impact	4%	6%	0.2%
% Change - Currency Neutral	13%	9%	(0.8)%

YTD Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Comparable	2%	(1)%	(0.9)%
Currency Impact	4%	3%	(0.1)%
% Change - Currency Neutral	6%	2%	(1.0)%

YTD Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Comparable	3%	(13)%	(3.4)%
Currency Impact	5%	8%	0.7%
% Change - Currency Neutral	8%	(5)%	(2.7)%

YTD Pharma Solutions	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Comparable	11%	30%	3.7%
Currency Impact	4%	3%	(0.4)%
% Change - Currency Neutral	15%	33%	3.3%

YTD Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Comparable	6%	1%	(1.1)%
Currency Impact	5%	5%	0.2%
% Change - Currency Neutral	11%	6%	(0.9)%